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                                                                   EXHIBIT 5.1


                  [Letterhead of Alston & Bird Appears Here]



                                October 11, 1996

Forsyth Bancshares, Inc.
P.O. Box 2820
Cumming, Georgia  30128

Ladies and Gentlemen:

     This opinion is given in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, by Forsyth Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia (the "Company"), with respect to the registration under the Securities Act of 1933, as amended, of up to 800,000 shares of the Company's no par value common stock (the "Common Stock").

     As counsel for the Company in connection with the sale of the Common Stock, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein. We are familiar with or have reviewed the actions taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, the Shares when issued and sold to the public, will be validly issued, fully paid and non-assessable by the Company under the General Corporation Law of the State of Georgia as in effect on the date hereof.
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                              ALSTON & BIRD


                              By:   /s/ Jeffrey A. Allred
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                                    Jeffrey A. Allred, Esq., A Partner